Exhibit (a)(5)(xv)

Withdrawal and Refiling

REGARDING WITHDRAWAL AND REFILING NOTIFICATION

1. What is the purpose of the FTC (Federal Trade Commission) withdraw and refile notification?
This was done in agreement with Spark and the relevant FTC stakeholders in order to provide more time for the FTC to complete their review.

2. Is there a problem with the on-going FTC review?
As a matter of policy, we do not comment on ongoing FTC reviews.

3. What is the Federal Trade Commission’s (FTC) role in general?

The FTC is a bipartisan federal agency with a dual mission to protect consumers and promote competition. The FTC typically monitors business practices and reviews potential mergers to ensure that the market works according to consumer preferences.
(source: www.ftc.gov)

4. Can you give more details about the FTC review?

No. As a matter of policy, we do not comment on ongoing FTC reviews.

5. Are the FTC concerns mainly around haemophilia?

As a matter of policy, we do not comment on ongoing FTC reviews.

6. Is the transaction at risk?
Both Roche and Spark were aware that FTC review and clearance would be required for the transaction. This step in the process allows the FTC more time to complete its review.

7. Is this related to the recent lawsuit filed on behalf of Spark shareholders?

As a matter of policy, we cannot comment on legal matters.

8. Does this change the previously stated estimate of Q2 deal closing?
There is no change in assumptions. We expect it will be completed according to our guidance in the first half of 2019.

9. Are there concerns about shareholder support?

There needs to be more than 50 percent of the shares tendered, but we believe our offer to be full and fair and it has been unanimously recommended by the board of Spark.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

SOME OF THE STATEMENTS CONTAINED IN THIS DOCUMENT ARE FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING, AMONG OTHER THINGS, THE EXPECTED CONSUMMATION OF THE TRANSACTION, WHICH INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE SATISFACTION OF CLOSING CONDITIONS FOR THE TRANSACTION, INCLUDING REGULATORY APPROVAL, THE TENDER OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF SPARK THERAPEUTICS, THE POSSIBILITY THAT THE TRANSACTION WILL NOT BE COMPLETED, AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN SPARK THERAPEUTICS’ PUBLIC FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), INCLUDING THE “RISK FACTORS” SECTIONS OF SPARK THERAPEUTICS’ ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2018, AND IN ANY SUBSEQUENT PERIODIC REPORTS ON FORM 10-Q AND FORM 8-K, AS WELL AS THE TENDER OFFER DOCUMENTS FILED BY ROCHE AND ITS ACQUISITION SUBSIDIARY AND THE SOLICITATION/RECOMMENDATION FILED BY SPARK THERAPEUTICS. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE STATEMENTS. THESE STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS “BELIEVE”, “ANTICIPATE”, “EXPECT”, “INTEND”, “PLAN”, “WILL”, “MAY”, “SHOULD”, “ESTIMATE”, “PREDICT”,

“POTENTIAL”, “CONTINUE” OR THE NEGATIVE OF SUCH TERMS OR OTHER SIMILAR EXPRESSIONS. IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD-LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS. ROCHE AND SPARK THERAPEUTICS DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS REPORT OR OTHERWISE.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL ANY SHARES OF THE COMMON STOCK OF SPARK THERAPEUTICS. THE TENDER OFFER IS ONLY BEING MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS. ROCHE AND ITS ACQUISITION SUBSIDIARY FILED A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE SEC ON MARCH 7, 2019, AND SPARK THERAPEUTICS FILED A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE OFFER WITH THE SEC ON MARCH 7, 2019, IN EACH CASE AS AMENDED FROM TIME TO TIME. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), AS THEY MAY BE AMENDED FROM TIME TO TIME, CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER SINCE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. THE OFFER TO PURCHASE, SOLICITATION/RECOMMENDATION STATEMENT AND RELATED MATERIALS HAVE BEEN FILED WITH THE SEC, AND INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS AND OTHER DOCUMENTS FILED BY ROCHE AND SPARK THERAPEUTICS WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. INVESTORS AND SECURITY HOLDERS MAY ALSO OBTAIN FREE COPIES OF THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BY SPARK THERAPEUTICS AT WWW.SPARKTX.COM.